Paymentus to Acquire Payveris, a Leading Provider of Money Movement Solutions For Financial Institutions

Acquisition expands Paymentus’ Instant Payment Network® to banks and credit unions

August 10, 2021 (REDMOND, WA) – Paymentus Holdings, Inc. (“Paymentus”) (NYSE:PAY), a leading provider of cloud-based bill payment technology solutions, today announced that it has signed a definitive agreement to acquire Payveris to accelerate its initiatives to serve financial institutions and expand the reach of Paymentus’ proprietary Instant Payment Network®. Payveris is a leading provider of cloud-based software that enables over 265 banks and credit unions to modernize and simplify bill pay, person-to-person (P2P) and account-to-account (A2A) money movement and fraud prevention through a unified platform.

The acquisition reinforces Paymentus’ mission to be the modern bill payment ecosystem for all industries, including the many financial institutions that are still burdened by siloed point solutions for money movement. Payveris has a track record of efficiently displacing legacy payment systems and driving meaningful increases in consumer acquisition, engagement and retention for financial institutions.

The combination is expected to increase the addressable market opportunity for Paymentus’ existing solutions while also enhancing Payveris’ MoveMoneySM platform with real-time capabilities, enhanced electronic bill presentment and additional payment options for banks, credit unions and financial institutions of all sizes.

“We started our relationship with Payveris as a multi-faceted partnership and it quickly became apparent that their technology and team are best-in-class and would be incredibly additive to our platform and mission,” said Dushyant Sharma, Paymentus’ President and CEO. “This acquisition not only accelerates our ability to disrupt the legacy bill pay paradigm, but also helps us deliver greater value to our billers, strategic partners and financial institutions. We are looking forward to having the Payveris team join Paymentus’ fast growing team.”

After the acquisition closes, Paymentus will provide Payveris’ bank and credit union clients access to the Instant Payment Network®, expanding their clients’ network reach. Paymentus will also offer Payveris clients who service loans its omni-channel bill presentment and payment platform to modernize their loan payment operations. In addition, Payveris’ bank and credit union clients will be able to offer the Paymentus platform to their business and commercial clients that have bills that need to be presented and paid.

Paymentus clients are expected to gain from the acquisition, as their customers will soon have the ability to view bills and make real-time payments at the over 265 banks and credit unions that Payveris serves. For consumers, the combination of Paymentus and Payveris will simplify money management by providing enhanced control, faster payments and greater transparency when paying bills and moving money from any account to any end point. Banks and credit unions will benefit through improved consumer engagement and bill pay economics.

“Paymentus is the perfect home for Payveris. The companies have strong cultural and strategic alignment and highly complementary technologies that, when combined, create a real-time payment network connecting consumer accounts at their financial institutions and their billers,” said Ron Bergamesca, Payveris CEO. “This network will be the foundation for delivering rapid digital payment innovation to financial institutions.”

Details Regarding the Proposed Acquisition

The transaction has been approved by the Boards of Directors of both Payveris and Paymentus, and is expected to close in the third quarter of 2021, subject to customary closing conditions.

Paymentus has agreed to acquire Payveris for approximately $152.2 million (approximately 56% in cash and 44% in Paymentus Class A common stock), subject customary adjustments for transactions of this nature.

About Paymentus

Paymentus (NYSE: PAY) is a leading provider of cloud-based bill payment technology and solutions for more than 1,300 billers across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment Network®, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com

About Payveris

Payveris is the creator of the MoveMoneySM platform, an open API, cloud-based platform that enables financial institutions to control, simplify and extend engaging digital money movement capabilities to their users through any application or device while significantly reducing operating costs and future-proofing their IT investment. Visit payveris.com to learn more.

Paymentus Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements. These forward looking statements include our anticipated timing for closing the acquisition of Payveris, potential opportunities to sell Paymentus’ products to Payveris’ clients and expected benefits of the combined business and product offerings. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on Paymentus’ current expectations. Forward-looking statements involve risks and uncertainties. Paymentus’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the ability to satisfy closing conditions of the proposed transaction and successful completion of the transaction; unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction; the effect of the announcement of the proposed transaction on the ability of Payveris or Paymentus to retain and hire key personnel and maintain relationships with billers, suppliers and others with whom Payveris or Paymentus does business or on Payveris or Paymentus’ operating results and business generally; the outcome of any legal proceeding related to the proposed transaction; the challenges and costs of integrating, restructuring and achieving anticipated synergies and benefits of the proposed transaction and the risk that the anticipated benefits of the proposed transaction may not be fully realized or take longer to realize than expected; competitive pressures in the markets in which Payveris and Paymentus operate; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all, and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in Paymentus’ filings with the Securities and Exchange Commission, or SEC, including, without limitation, Paymentus’ final prospectus filed with the SEC under Rule 424(b)(4) on May 26, 2021 and Paymentus’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which we expect to file with the SEC on or around August 11, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.